EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 127 to the Registration Statement on Form N-1A for the Eaton Vance Mutual Funds Trust ("Registration Statement") of our financial statement of the Global Macro Portfolio, which appears in the Statement of Additional Information of Eaton Vance Global Macro Fund (the "Fund"). We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
June 27, 2007

C-26